UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

PROSPECT GLOBAL RESOURCES INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street Suite 2800 South Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 634-2239

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2011 the Company issued a $1,500,000 convertible secured note due August 3, 2012 to Avalon Portfolio, LLC which accrues interest at 10% per annum. The note is secured pari passu by all of our assets with our other $5,000,000 of outstanding convertible notes. The principal amount plus accrued interest on the Avalon note may convert at Avalon’s option at any time during the term into shares of our common stock at $3.00 per share, subject to adjustment solely for capital reorganization events.  The principal amount plus accrued interest will automatically convert into shares of our common stock at $3.00 per share upon completion by us of the issuance of at least $10,000,000 of securities; provided, that if such issuance of securities occurs at a per share purchase price of less than $3.60, additional shares will be issued upon conversion such that the total shares received by the holder upon conversion equals the aggregate principal amount (X) plus all accrued interest (Y) divided by 0.8 times the per share purchase price of the securities issuance (Z). For clarity, the total shares received by the holder shall be equal to (X + Y)÷(0.8 * Z).

We also issued Avalon warrants exercisable until February 3, 2014 to purchase up to $5,700,000 of shares at a purchase price per share equal to the conversion price per share of the convertible note.

In connection with issuance of the convertible notes we granted piggy-back registration rights to Avalon for the shares issuable upon conversion of the note and exercise of the warrants.

Item 3.02 Unregistered Sale of Equity Securities.

Issuance of the convertible note and warrants described above was not registered under the Securities Act of 1933.  The issuance of these securities was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder.  These securities qualified for exemption since the issuance of securities by us did not involve a public offering and the purchasers are all accredited investors as defined in Regulation D. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. In addition, these shareholders have the necessary investment intent as required by Section 4(2) since each agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Regulation D for this transaction.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
4.1	Senior Secured Convertible $1,500,000 Promissory Note with Avalon Portfolio, LLC
4.2	Common Stock Purchase Warrant with Avalon Portfolio, LLC
4.3	Registration Rights Agreement with Avalon Portfolio, LLC
10.1	Securities Purchase Agreement with Avalon Portfolio, LLC
10.2	Amended and Restated Security Agreement with Richard Merkin, COR Capital, Hexagon Investments and Avalon Portfolio, LLC
*Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.
	By:	/s/ Jonathan Bloomfield
Date: August 5, 2011		Chief Financial Officer